EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-84055, 333-207592, and 333-207594) and Form S-3ASR (No. 333-220996) of Paychex, Inc. of our report dated July 16, 2021 relating to the financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Rochester, New York

July 16, 2021